ProAssurance Corporation

A Delaware Holding Corporation / FEIN: 63-1261433

- **Medical Assurance, Inc.**
  A Delaware Holding Corporation (100%)
  FEIN: 63-1137505
  - **The Medical Assurance Company, Inc.**
    An Alabama Stock Insurance Corporation (100%)
    FEIN: 63-0720042 / NAIC: 33391
  - **Woodbrook Casualty Insurance, Inc.**
    An Alabama Stock Insurance Corporation (100%)
    FEIN: 55-0666866 / NAIC: 23272
  - **IAO, Inc.** **d/b/a Mutual Assurance Agency**
    An Alabama Insurance Agency (100%)
    FEIN: 63-0725911
  - **Medical Assurance of Indiana Agency, Inc.**
    An Indiana Insurance Agency (100%)
    FEIN: 35-1776844
  - **Mutual Assurance Agency of Ohio, Inc.**
    An Ohio Insurance Agency (100%)
    FEIN: 31-0937356
- **NCRIC Corporation**
  A Delaware Holding Corporation (100%)
  FEIN: 52-2134774
  - **NCRIC, Inc.**
    A District of Columbia Insurance Company (100%)
    FEIN: 52-1194407 / NAIC: 41149
    - American Captive Corporation
      A District of Columbia Captive (100%)
      FEIN: 52-2300301
    - National Capital Insurance Brokerage, Ltd.
      A District of Columbia Corporation (100%)
      FEIN: 52-1385315
      - National Capital Risk Services, LLC
        A Nevada Corporation (90%)
        FEIN: 74-3059924
    - NCRIC Insurance Agency, Inc.
      A District of Columbia Corporation (100%)
      FEIN: 52-1634741
      - Healthcare Compliance Purchasing Group, LLC
        A District of Columbia Corporation (100%)
        FEIN: 52-2331871
    - E-Health Solutions Group, Inc.
      A Delaware Corporation (18.75%)
      FEIN: 54-1972874
  - NCRIC Physicians Organization, Inc.
    A District of Columbia Corporation (100%)
    FEIN: 52-1867763
- **Professionals Group, Inc.**
  A Michigan Holding Corporation (100%)
  FEIN: 38-3273911
  - **ProNational Insurance Company**
    A Michigan Stock Insurance Corporation (100%)
    FEIN: 38-2317569 / NAIC: 38954
    - **Red Mountain Casualty Insurance Company, Inc.**
      An Alabama Stock Insurance Corporation (100%)
      FEIN: 36-3890058 / NAIC: 10179
    - **MEMH Holdings, Inc.**
      A Michigan Corporation (100%)
      FEIN: 38-3438541
  - **American Insurance Management Corp.**
    An Indiana Corporation and Attorney in Fact for
    American Medical Insurance Exchange (100%)
    FEIN: 35-1749301
    - American Medical Insurance Exchange
      Domiciled in Indiana
      FEIN: 35-1756545 / NAIC: 31402
  - **Professionals National Insurance Co., Ltd.**
    Domiciled in Bermuda (100%)
    Company Registration No: EC-27597
  - **ProNational Insurance Agency, Inc.**
    A Michigan Corporation (100%)
    FEIN: 38-2359306
  - **Physicians Protective Plan, Inc.** d/b/a/ ProNational Solutions
    A Florida Corporation (100%)
    FEIN: 59-1603368
  - **Professionals Group Services Corp.**
    A Michigan Corporation (100%)
    FEIN: 38-2960819
  - **PRA Services Corporation**
    A Michigan Corporation (100%)
    FEIN: 38-2684456
- **ProAssurance Group Services Corporation**
  An Alabama Corporation (100%)
  FEIN: 63-1285505
- **Physicians Merger Company**
  An Wisconsin Corporation (100%)

At 2/10/06